UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0416232 (I.R.S. Employer Identification No.)

47100 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, with zip code)

(510) 360-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 9, 2004, the Compensation Committee of the Board of Directors of Virage Logic Corporation (the “Company”) adopted the FY 2005 Bonus Plan (the “Plan”). The Plan is intended to align compensation with business objectives and performance, and it covers all US employees of the Company except for sales personnel, including its executive officers. Bonuses under the Plan will be paid based on achievement of operating income targets and target bonus payments established for each participant based on the individual’s grade level and base salary. Target bonus payments under the Plan for executive officers range from 25-50% of the executive’s base salary. The aggregate amount of the bonuses paid under the Plan will not exceed 10% of the pre-bonus operating income of the Company.

     The foregoing summary is qualified in its entirety by reference to the FY2005 Bonus Plan, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION
Date: December 15, 2004	By:	/s/ Michael E. Seifert
Michael E. Seifert
Vice President, Finance and Chief Financial Officer